EXHIBIT 4.1

Moon-Eagle Merger Sub II, LLC,

Moon-Eagle Co-Obligor, Inc.,

E*TRADE Financial Corporation

and

The Bank of New York Mellon Trust Company, N.A.

Fourth Supplemental Indenture

Dated as of October 2, 2020

to

Indenture dated as of August 24, 2017

between

E*TRADE Financial Corporation

and The Bank of New York Mellon Trust Company, N.A.

		Page

	ARTICLE 1
	DEFINITIONS
Section 1.01.	Definitions	2

	ARTICLE 2
	ASSUMPTION OF OBLIGATIONS
Section 2.01.	Assumption of Obligations by the Successor Company	2
Section 2.02.	Assumption of Obligations by the Co-Obligor	3

	ARTICLE 3
	MISCELLANEOUS	3
Section 3.01.	Effective Date	3
Section 3.02.	Confirmation of Indenture	3
Section 3.03.	Counterparts; Effectiveness	3
Section 3.04.	Governing Law	3
Section 3.05.	Waiver of Jury Trial	3
Section 3.06.	Trustee Disclaimer	4

FOURTH SUPPLEMENTAL INDENTURE, dated as of October 2, 2020 (this “Supplemental Indenture”), among Moon-Eagle Merger Sub II, LLC, a Delaware limited liability company (the “Successor Company”), Moon-Eagle Co-Obligor, Inc., a Delaware corporation (the “Co-Obligor”), E*TRADE Financial Corporation (the “Predecessor Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to the Indenture, dated as of August 24, 2017 (as amended, modified or supplemented from time to time in accordance therewith, other than with respect to a particular series of debt securities, the “Indenture”), by and between the Predecessor Company and the Trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders from time to time of the Securities:

WHEREAS, the Predecessor Company and the Trustee are parties to the Indenture, as supplemented by the First Supplemental Indenture, dated as of August 24, 2017, the Second Supplemental Indenture, dated as of August 24, 2017, and the Third Supplemental Indenture, dated as of June 20, 2018, pursuant to which the Predecessor Company has issued (i) a series of its Securities in the aggregate principal amount of $600,000,000 and designated as its 2.950% Senior Notes due 2022, (ii) a series of its Securities in the aggregate principal amount of $400,000,000 and designated as its 3.800% Senior Notes due 2027 and (iii) a series of its Securities in the aggregate principal amount of $420,000,000 and designated as its 4.500% Senior Notes due 2028, which three series of Securities are the only Securities outstanding under the Indenture on the date hereof;

WHEREAS, the Predecessor Company proposes to merge with and into the Successor Company, with the Successor Company being the Surviving Entity (the “Merger”);

WHEREAS, Section 5.01 of the Indenture provides, inter alia, that the Predecessor Company will not consolidate or combine with or merge with or into any Person unless the Surviving Entity shall expressly assume, by a supplemental indenture, all of the Predecessor Company’s obligations under the Indenture and the Securities;

WHEREAS, Section 5.01 of the Indenture further provides, inter alia, that if the Surviving Entity shall not be a corporation, such entity shall organize or have a wholly-owned subsidiary in the form of a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall cause such corporation to expressly assume, as a party to the supplemental indenture referenced above, as a co-obligor, each of such Surviving Entity’s obligations under the Indenture and the Securities, and the Successor Company has had the Co-Obligor organized for such purpose;

WHEREAS, this Supplemental Indenture is being executed and delivered pursuant to Section 5.01 of the Indenture as a condition under the Indenture to the Merger;

WHEREAS, at or promptly after the Second Effective Time (as defined in the Agreement and Plan of Merger, dated as of February 20, 2020, by and among Morgan Stanley, Moon-Eagle Merger Sub, Inc. and the Predecessor Company (the “Merger Agreement”)), the Successor Company’s name will be changed to E*TRADE Financial, LLC and the Co-Obligor’s name will be changed to E*TRADE Co-Obligor, Inc.;

WHEREAS, each of the Successor Company, the Co-Obligor and the Predecessor Company has duly authorized the execution and delivery, and each of them desires and has requested the Trustee to join each of them in the execution and delivery, of this Supplemental Indenture;

WHEREAS, Article IX of the Indenture provides that a supplemental indenture may be entered into by the parties for the purposes referenced above without the consent of any Holder provided certain conditions are met;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been met; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the parties, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

NOW, THEREFORE:

ARTICLE 1

DEFINITIONS

Section 1.01.    Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture. The words “herein,” “hereof’ and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

ASSUMPTION OF OBLIGATIONS

Section 2.01.    Assumption of Obligations by the Successor Company.

(a)    Pursuant to Section 5.01 of the Indenture, the Successor Company hereby assumes all of the Predecessor Company’s obligations under the Indenture and the Securities, including, without limitation, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities and the performance of every covenant of the Indenture and the Securities on the part of the Predecessor Company to be performed or observed.

(b)    Pursuant to Section 5.02 of the Indenture, the Successor Company succeeds to, and is substituted for, the Predecessor Company under the Indenture with the same effect as if the Successor Company had originally been named as the Company therein.

Section 2.02.    Assumption of Obligations by the Co-Obligor. Pursuant to Section 5.01 of the Indenture, the Co-Obligor hereby assumes, as a co-obligor, each of the Successor Company’s obligations under the Indenture and the Securities, including, without limitation, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities and the performance of every covenant of the Indenture and the Securities on the part of the Successor Company to be performed or observed.

ARTICLE 3

MISCELLANEOUS

Section 3.01.    Effective Date. This Supplemental Indenture shall be effective as of the Second Effective Time (as defined in the Merger Agreement).

Section 3.02.    Confirmation of Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument, and each Holder of Securities heretofore or hereafter authenticated and delivered shall be bound thereby.

Section 3.03.    Counterparts; Effectiveness. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Supplemental Indenture. Each of the parties represents that it has undertaken commercially reasonable steps to verify the identity of each individual person executing any such counterparts via electronic signature on behalf of such party and has and will maintain sufficient records of the same.

Section 3.04.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.05.    Waiver of Jury Trial. EACH OF THE SUCCESSOR COMPANY, THE CO-OBLIGOR, THE PREDECESSOR COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.06.    Trustee Disclaimer. The Trustee shall have no responsibility for the validity or sufficiency of this Supplemental Indenture or for the recitals contained herein.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

MOON-EAGLE MERGER SUB II, LLC

By:	/s/ Sebastiano Visentini
Name: Sebastiano Visentini
Title: President

MOON-EAGLE CO-OBLIGOR, INC.

By:	/s/ Sebastiano Visentini
Name: Sebastiano Visentini
Title: President

E*TRADE FINANCIAL CORPORATION

By:	/s/ Sebastiano Visentini
Name: Sebastiano Visentini
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Signature Page to Supplemental Indenture]